ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT is made this 27th day of February, 1998, by TOBY B. TINDELL and CRISTIE R. TINDELL, husband and wife ("Seller"), and INTERSTATE TRAVEL FACILITIES, INC., an Oklahoma corporation ("Buyer").

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1.   SALE.   Subject  to  all  the  terms  and conditions in this
Agreement, Seller hereby sells to Buyer, and Buyer hereby buys from Seller the following:

               1.1 REAL PROPERTY. The tracts of real property, together with any improvements thereon, located at 6800 N. I-35 Industrial Boulevard, Edmond, I-35 and Seward Road, Guthrie, Oklahoma, and I-35 and Waterloo Road, Edmond, Oklahoma, which properties are more particularly described on EXHIBIT "A-1", "A-2", AND "A-3" attached to this Agreement (collectively, the "Real Property"); and

               1.2 BUSINESS ASSETS. All other assets, tangible and intangible, located at, or used in conjunction with the operation of the gas stations/convenience stores ("Stores") operated on, the Real Property, including, but not limited to, equipment, inventory, accounts receivable, contract rights, and goodwill (the "Business Assets") (hereinafter, the Real Property and Business Assets shall be collectively referred to as the "Property").

          2.   PURCHASE PRICE.   The  purchase price for the Property shall
be $2,060,875.54. Buyer shall pay the purchase price in the following manner:

               2.1 PROMISSORY NOTE. At Closing, Buyer shall execute and deliver to Seller a promissory note, in the form of EXHIBIT "B" attached to this Agreement (the "Note"), in the amount of $543,750.

               2.2 STOCK. At Closing, Buyer shall deliver to Seller 6,250 shares of Buyer's $1.00 par value common stock.

               2.3  ASSUMPTION OF  DEBT.  Buyer shall assume all debts owed by Seller which are secured by the Property as listed in SCHEDULE 2.3. Buyer and Seller acknowledge and agree that the amount of such debt is $1,335,875.54. Seller shall hold Buyer harmless from and indemnify Buyer
against   the  payment  of  any  amount  owed  by  Seller  in   excess   of
$1,335,875.54.

          3. CONDITION OF PROPERTY. Buyer has inspected the Property. Buyer will rely only on its inspection of the Property, the advice of Buyer's agents and employees, and the representations of Seller in this Agreement. Seller represents to Buyer that Seller has no actual knowledge of any material latent defect in the Property.

          4. CLOSING. The consummation of the sale of the Property by Seller to Buyer pursuant to the terms of this Agreement (the "Closing") shall occur at 3:00 p.m. in the offices of McAfee & Taft, on February 27, 1998. At Closing, Seller and Buyer shall each take such actions and deliver to the other, as appropriate, such instruments, items, and documents as are necessary to carry out the purposes of this Agreement. The actions to be performed and the instruments, items, and documents to be delivered at Closing shall include, but not be limited to, those described in this Section 4.

               4.1 SELLER'S ACTS AND DELIVERIES. Seller shall deliver the following:

                    4.1.1 Duly executed and acknowledged warranty deeds, in the form of EXHIBITS "C", "D", AND "E", conveying to Buyer fee simple marketable title to the Real Property free and clear of any lien, claim, encumbrance, or restriction, except as otherwise provided therein, but without a warranty regarding title or rights to oil, gas, casinghead gas, distillate, coal, metallic ores, and other minerals in or on the Property and all rights pertaining thereto;

                    4.1.2    Possession of the Real Property;

                    4.1.3 A duly executed affidavit, in the form of EXHIBIT "F", from Seller regarding the non-foreign status of Seller sufficient to relieve Buyer of its withholding obligation under
Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations relating thereto;

                    4.1.4 A duly executed assignment, bill of sale and assumption of contracts, in the form of EXHIBIT "G", by which Seller will convey and deliver to Buyer all of the Business Assets; and

                    4.1.5    Possession of the Business Assets;

               4.2 BUYER'S ACTS AND DELIVERIES. Buyer shall deliver the following:

                    4.2.1    The duly executed Note;

                    4.2.2 6,250 shares of $1.00 par value common stock of Buyer.

               4.3  ACT  OF  BUYER AND  SELLER.   Buyer  and  Seller  shall
execute a Nominee Agreement in the form attached hereto as EXHIBIT "H".

          5.   REPRESENTATIONS   AND   WARRANTIES.    Each   party   hereby
represents, warrants and covenants, as applicable, as follows:

               5.1 TITLE TO ASSETS AND ABSENCE OF ENCUMBRANCES. Seller owns and has good and marketable title to the Real Property free and clear of all liens and encumbrances of every kind and nature, except as indicated in the warranty deeds attached as EXHIBITS "C", "D", AND "E". Seller owns and has good and marketable title to the Business Assets free and clear of all liens and encumbrances of every kind and nature except the liens and encumbrances listed on SCHEDULE 5.1 (the "Permitted Liens"). There are not any judgments, tax liens, encumbrances, actions or proceedings pending in any court against the Property or any facts existing which would give rise to any judgments, tax liens, encumbrances, actions or proceedings in any court against such Property. Seller has not received any notice of violation of any laws, regulations or ordinances relating to the Property.

               5.2 NO VIOLATIONS. To the best of each party's knowledge and except for violations which have been waived by consent, the execution and delivery by a party of this Agreement does not and will not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, constitute or result in (i) a violation of the certificate of incorporation or by-laws of the parties, as applicable, (ii) a violation of any law, rule or regulation or judgment, decree, order or award to which a party or the property of a party is subject, or (iii) a breach of or default under any material contract or other agreement of a party. For the purposes of this Section 5.2, the term "default" shall include any event triggering, or triggering a right to, termination, acceleration of payment by a party, the creation of a lien or other encumbrance on any properties of a party or any other change in the rights and obligations of a party, or any other person under such agreements or authorizations which is adverse to a party.

               5.3 CONSENTS. Except for consents received from Stillwater National Bank, and Stuckey's Management Group, L.L.C., no consent, approval, or authorization from any governmental authority or other third party is required to be obtained by either party in connection with the execution, delivery, and performance of this Agreement.

               5.4 COMPLIANCE WITH LAWS. Seller represents and warrants that, to Seller's knowledge, during Seller's ownership of the Property, Seller has complied in all material respects with all laws, ordinances, permits, licenses, orders, statutes, rules, permitting and licensing requirements, and regulations promulgated or issued by any municipal, local, city, county, state or federal court, agency, board, council, legislature, commission, or other legislative, judicial, administrative or regulatory body in connection with Seller's use, occupancy, ownership, management, and/or operation of the Property.

               5.5 MATERIAL ADVERSE EFFECT. To the knowledge of Seller, there has not occurred any event or other occurrence which has had or could reasonably be expected to have a material adverse effect on the Property or the operation of the businesses thereon.

               5.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

          6.   COSTS.   Buyer  agrees   to   pay  all  the  costs  of  this
transaction, including recording fees, documentary stamp tax, and sales tax.

          7. PRORATIONS. Seller shall be responsible for the payment of all ad valorem taxes assessed against the Real Property for the years prior to the year of the Closing; such taxes for the year of the Closing shall be prorated as of the Closing, with Seller paying the day of the Closing. Seller shall pay in full all special assessments against the Real Property prior to the Closing.

          8.   MISCELLANEOUS.

               8.1 INTEGRATION; MODIFICATION; WAIVER. This Agreement constitutes the complete and final expression of the agreement of the parties relating to the Property and supersedes all previous contracts, agreements, and understandings of the parties, either oral or written, relating to the Property. This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification or waiver is sought.

               8.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns. Buyer may not assign its rights hereunder without the prior consent of Seller. Except as expressly provided herein, nothing in this Agreement is intended to confer on any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

               8.3 FURTHER ACTS. In addition to the acts recited in this Agreement to be performed by Seller and Buyer, Seller and Buyer agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

               8.4 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

          EXECUTED the day and year first written above.


SELLER:                          TOBY B. TINDELL
                                 Toby B. Tindell, individual

                                 CRISTIE R. TINDELL
                                 Cristie R. Tindell, individual


BUYER:                           INTERSTATE  TRAVEL  FACILITIES,  INC.,  an
                                 Oklahoma corporation


                                 By  HERB MEE, JR.
                                     Herb Mee, Jr., Vice-President-Finance


STATE OF OKLAHOMA                )
                                 ) ss.
COUNTY OF OKLAHOMA               )

          This instrument was acknowledged before me on February 27, 1998, by Toby B. Tindell.

                                                SUE BARNARD
                                 Notary Public  Sue Barnard
[SEAL]                           My commission expires:  11/5/99


STATE OF OKLAHOMA                )
                                 ) ss.
COUNTY OF OKLAHOMA               )

          This instrument was acknowledged before me on February, 1998, by Cristie R. Tindell.

                                                SUE BARNARD
                                 Notary Public  Sue Barnard
[SEAL]                           My commission expires:  11/5/99


STATE OF OKLAHOMA                )
                                 ) ss.
COUNTY OF OKLAHOMA               )

          This instrument was acknowledged before me on  February 27, 1998,
by   Herb   Mee,  Jr.,  as  Vice-President-Finance  of  Interstate   Travel
Facilities, Inc., an Oklahoma corporation.

                                                SUE BARNARD
                                 Notary Public  Sue Barnard
[SEAL]                           My commission expires:  11/5/99

                           EXHIBIT "A-1"

                        [Legal Description]

                           EXHIBIT "A-2"

                        [Legal Description]

                           EXHIBIT "A-3"

                        [Legal Description]

                            EXHIBIT "B"

                         [Promissory Note]

                            EXHIBIT "C"

                          [Warranty Deed]

                            EXHIBIT "D"

                          [Warranty Deed]

                            EXHIBIT "E"

                          [Warranty Deed]

                            EXHIBIT "F"

                  [Non-Foreign Status Affidavit]

                            EXHIBIT "G"

      [Assignment, Bill of Sale and Assumption of Contracts]

                            EXHIBIT "H"

                        [Nominee Agreement]

                           SCHEDULE 5.1

                 LIENS AGAINST THE BUSINESS ASSETS


Security interest of Stillwater National Bank and Trust Company.

                           SCHEDULE 2.3

                           ASSUMED DEBTS


The outstanding balance due at the date of Closing pursuant to the Wrap Around Promissory Note from Tindell Enterprises, Inc. in favor of Stuckey's Management Corp., L.L.C., which amount is $547,217.07.

The outstanding balance due at the date of Closing pursuant to the $675,000 Adjustable Rate Note from Toby B. and Cristie R. Tindell in favor of Stillwater National Bank and Trust Company, which amount is $660,150.88.

The outstanding balance due at the date of Closing pursuant to the $128,000 Promissory Note from Toby B. and Cristie R. Tindell in favor of Stillwater National Bank and Trust Company, which amount is $128,507.59.